EXHIBIT 1.1
EXECUTION VERSION
U.S. BANCORP
Remarketable Junior Subordinated Notes due 2042
REMARKETING AGREEMENT
January 27, 2011
Deutsche Bank Securities Inc.
     As Representative for the Remarketing Agents
     listed on Schedule A hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
     This Remarketing Agreement (the “Remarketing Agreement”) is among U.S. Bancorp, a Delaware corporation (the “Company”), Deutsche Bank Securities Inc. (“Deutsche Bank”), as Representative for the Remarketing Agents listed on Schedule A hereto (the “Remarketing Agents,” which expression shall include any institution(s) appointed as a Remarketing Agent in accordance with Section 7 hereof), and USB Capital IX, a Delaware statutory trust (the “Trust”), acting through Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Property Trustee of the Trust (the “Property Trustee”).
     The Remarketing Agents are undertaking to remarket $676,378,000 aggregate principal amount of the Company’s Remarketable Junior Subordinated Notes due 2042, the terms of which will be modified in the event of a Successful Remarketing (as defined below), as provided in the notice from the Company, dated December 29, 2010 (the “Notice”), pursuant to Section 5.18 of the Amended and Restated Trust Agreement, dated as of March 17, 2006 (the “Base Trust Agreement”), by and among the Company, as Depositor, the Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the several Holders of the Trust Securities (as defined therein), as supplemented by Amendment No. 1 to the Amended and Restated Trust Agreement, dated as of June 10, 2010 (together with the Base Trust Agreement, the “Trust Agreement”), and Section 3.2 of the Supplemental Indenture (as defined below) (such Remarketable Junior Subordinated Notes due 2042 as so modified from and after a Successful Remarketing (whether or not such securities were remarketed by the Remarketing Agents), the “Securities”). The Securities were issued by the Company pursuant to a Junior Subordinated Indenture, dated as of April 28, 2005 (the “Base Indenture”), between the Company and Delaware Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as the original trustee (the “Original Trustee”), as supplemented by the Third Supplemental Indenture, dated as of March 17, 2006 (the “Third Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of June 10, 2010 (the “Eighth Supplemental Indenture” and, together with the Third Supplemental Indenture, the “Supplemental Indenture,” and the Supplemental Indenture, together with the Base Indenture, the “Indenture”), between the

Company and Wilmington Trust Company, a Delaware banking corporation, as successor trustee to the Original Trustee (the “Trustee”). The Securities were initially issued by the Company to the Trust. The modification of the terms of the Securities, if any, as specified in the Notice will be reflected by a Ninth Supplemental Indenture, to be dated as of the Remarketing Settlement Date (the “New Supplemental Indenture”), between the Company and the Trustee.
     Capitalized terms used and not defined in this Remarketing Agreement shall have the meanings set forth in the Transaction Documents (as defined below), as the case may be.
As used in this Remarketing Agreement,
     “Applicable Time” means such time as is specified as the “Applicable Time” in the Pricing Agreement or such other time as agreed by the Company and the Remarketing Agents.
     “Basic Prospectus” means the base prospectus relating to the Remarketed Securities included in the Registration Statement in the form in which it has most recently been filed with the Securities and Exchange Commission (the “Commission”) and became effective on or prior to the date of the Pricing Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Remarketed Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Remarketed Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Annex I to this Remarketing Agreement.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “General Disclosure Package” means the Preliminary Prospectus, the final term sheet relating to the Remarketed Securities set forth as Annex I to the Pricing Agreement and any Issuer General Use Free Writing Prospectus(es) all considered together.
     “Prospectus” means the prospectus supplement, dated the date of the Pricing Agreement, relating to the Remarketed Securities and the final base prospectus, collectively, in the form first furnished to the Remarketing Agents for use in connection with the offering of the Remarketed Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of the Pricing Agreement.

     “Preliminary Prospectus” means the preliminary prospectus supplement, dated January 27, 2011, relating to the Remarketed Securities and the final base prospectus, collectively, in the form first furnished to the Remarketing Agents for use in connection with the offering of the Remarketed Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of the Pricing Agreement.
     “Pricing Agreement” means the Pricing Agreement relating to the Remarketed Securities, to be entered into by the Company and the Remarketing Agents, which shall incorporate by reference all of the provisions of this Remarketing Agreement in their entirety as if such provisions had been set forth in full therein.
     “Registration Statement” means the automatic shelf registration statement on Form S-3 (No. 333-150298) relating to, inter alia, the Remarketed Securities, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act.
     “Remarketed Securities” means the Securities subject to the Remarketing as notified to the Remarketing Agents by the Collateral Agent, on or prior to the first business day prior to the date hereof.
     “Remarketing Procedures” means the procedures in connection with the Remarketing as described in the Transaction Documents.
     “Remarketing” means the remarketing of the Remarketed Securities pursuant to the Remarketing Procedures.
     “Remarketing Period” means the period beginning January 26, 2011 and ending on the earlier of March 10, 2011 or the settlement of a Successful Remarketing.
     “Remarketing Settlement Date” means the third business day following the completion of a Successful Remarketing.
     “Reset Rate” means, if the Securities are remarketed as fixed rate notes, the rate of interest, if any, set in a Remarketing, as specified in Section 3.3(a) of the Supplemental Indenture.
     “Reset Spread” means, if the Securities are remarketed as floating rate notes, the spread, if any, set in a Remarketing, as specified in Section 3.3(a) of the Supplemental Indenture.
     “Transaction Documents” shall mean, collectively, the Indenture, the Trust Agreement, the Amended and Restated Collateral Agreement, dated as of June 10, 2010 (the “Collateral Agreement”), among the Company, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”), Custodial Agent (the “Custodial Agent”),

Securities Intermediary and Securities Registrar (the “Registrar”), and the Trust, acting through the Property Trustee, and the Amended and Restated Stock Purchase Contract Agreement, dated as of June 10, 2010 (the “Stock Purchase Contract Agreement”), between the Company and the Trust, acting through the Property Trustee.
     All references herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall (A) be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and (B) include in each case the material, if any, incorporated by reference therein as of its effective time, in the case of the Registration Statement and the Basic Prospectus, and as of the date of such prospectus, in the case of the Prospectus or Preliminary Prospectus. Any reference to any amendment or supplement to the Basic Prospectus, Prospectus or Preliminary Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Basic Prospectus or any Prospectus or Preliminary Prospectus, as the case may be.
1.	Appointment and Obligations of the Remarketing Agents.
(a)	The Company hereby appoints the Remarketing Agents listed on Schedule A hereto as the initial Remarketing Agents, and the Remarketing Agents listed on Schedule A hereto hereby accept appointment as the initial Remarketing Agents, for the purpose of (i) remarketing the Remarketed Securities on behalf of the Trust, (ii) establishing the Reset Rate or Reset Spread for the Securities in connection with the Remarketing, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

(b)	In the event that a Holder has made a Contingent Exchange Election or a Contingent Disposition Election (as each such term is defined in the Trust Agreement), the Company shall provide written instruction to the Property Trustee to give appropriate instructions to the Collateral Agent and the Remarketing Agents to offer for sale in the Remarketing, and if the Remarketing is a Successful Remarketing (as defined below), sell as part of such Remarketing, a principal amount of Securities as determined in accordance with Section 5.14 of the Trust Agreement.

(c)	The Company and the Remarketing Agents agree to use commercially reasonable efforts to sell the Remarketed Securities and obtain a price for all the Remarketed Securities that results in proceeds, net of the fee described in Section 1(i), equal to at least 100% of the aggregate principal amount of the Remarketed Securities tendered, or deemed tendered for purchase, plus accrued and unpaid interest from and including the Remarketing Settlement Date to and excluding April 15, 2011 (the “Remarketing Value”).

(d)	The Remarketing Agents agree (i) to establish the Reset Rate or Reset Spread in accordance with the Remarketing Procedures and to notify the Company and the Property Trustee promptly of the Reset Rate or Reset Spread, and (ii) to carry out such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.
(e)	If the Remarketing Agents have found buyers for all of the Securities offered in the Remarketing by 4:00 P.M., New York City time, on the final day of the Remarketing Period (a “Successful Remarketing”), the Remarketing Agents shall determine the Reset Rate or Reset Spread in accordance with Section 3.3 of the Supplemental Indenture. In the event of a Successful Remarketing, the Company shall issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was successful and specifying the Reset Rate or Reset Spread and shall post such information on its website on the World Wide Web.

(f)	If the Remarketing Agents are unable to find buyers for all of the Securities offered in the Remarketing by 4:00 P.M., New York Time, on the final day of the Remarketing Period (a “Failed Remarketing”), the Remarketing Agents shall so advise the Company, the Collateral Agent, the Custodial Agent, the Property Trustee (on behalf of the Trust) and the Trustee that the Remarketing was not successful and the Company shall thereafter issue a press release through Bloomberg Business News or other reasonable means of distribution stating that such Remarketing was an unsuccessful remarketing, and publish such information on its website on the World Wide Web.

(g)	If the Remarketing has been determined by the Remarketing Agents to be a Successful Remarketing in accordance with Section 3.5(a) of the Supplemental Indenture, by approximately 4:30 P.M., New York City time, on the date of the completion of a Successful Remarketing, the Remarketing Agents shall notify the Company, the Collateral Agent, the Custodial Agent, the Property Trustee (on behalf of the Trust) and the Trustee that the Remarketing was successful and of the Reset Rate or Reset Spread determined as part of such Remarketing in accordance with Article III of the Supplemental Indenture.

(h)	In the event of a Successful Remarketing, on the Remarketing Settlement Date, the Company shall enter into the New Supplemental Indenture with the Trustee to reflect the modification of the terms of the Securities, if any, as specified in the Notice.

(i)	On the Remarketing Settlement Date, the Remarketing Agents shall retain as a remarketing fee an amount to be specified in the Pricing Agreement and shall deliver to U.S. Bank National Association, as registrar, the net proceeds of the sale of the Remarketed Securities, for deposit in the Collateral Account in accordance with the terms of the Collateral Agreement. Holders whose Securities are remarketed pursuant to this Remarketing Agreement will not otherwise be responsible for payment of any remarketing fee in connection therewith.

(j)	If fewer than all of the Remarketed Securities are remarketed in accordance with the terms hereof, the Remarketing shall be deemed to have failed as to all Remarketed Securities.

(k)	If at any time during the term of this Remarketing Agreement, any Event of Default (as defined in the Indenture) or event that with the passage of time or the giving of notice or both would become such an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agents under this Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly cause the Property Trustee, the Custodial Agent, the Collateral Agent and the Trustee to give the Remarketing Agents notice of all such defaults and events of which such trustee or agent is aware.

(l)	It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Securities, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Securities for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Remarketing Agreement.
2.	Representations and Warranties of the Company. The Company hereby represents and warrants that, unless otherwise specified (i) on and as of the Applicable Time and the date hereof (to the extent such representations and warranties are applicable as of such date), (ii) on and as of the final day of the Remarketing Period, and (iii) on and as of the Remarketing Settlement Date that:
(a)	The Registration Statement has been filed with the Commission in the form heretofore delivered or to be delivered to the Remarketing Agents and, excluding exhibits to the Registration Statement, but including all documents incorporated by reference in the Basic Prospectus, to the Remarketing Agents and the Registration Statement, in such form, has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Remarketing Agents; no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; the Company meets the requirements for use of Form S-3, and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act without reliance on Rule 424(b)(8) under the Securities Act (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B under the Securities Act).

(b)	The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus, the General Disclosure Package and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and when read together and with the other information in the Registration Statement, Preliminary Prospectus, the General Disclosure Package and the Prospectus, (i) at the time the Registration Statement became effective, (ii) at the earlier of the time the Preliminary Prospectus, the General Disclosure Package or the Prospectus was first used and the date and time of the first contract of sale of the Remarketed Securities and (iii) as of the Remarketing Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and the Company has given or will give the Remarketing Agents notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission promulgated thereunder within 48 hours prior to the Applicable Time; the Company will give the Remarketing Agents notice of its intention to make any such filing from the Applicable Time to the Remarketing Settlement Date and will furnish the Remarketing Agents with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Remarketing Agents or counsel for the Remarketing Agents shall reasonably object.

(c)	At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Remarketing Agents pursuant to Rule 430B(f)(2) under the Securities Act and on the Remarketing Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Remarketing Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Preliminary Prospectus complied when filed with the Commission in all material respects with the rules and regulations under the Securities Act and each Preliminary Prospectus and the Prospectus delivered to the Remarketing Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and, as of the Applicable Time, neither (x) the General Disclosure Package, nor (y) any individual Issuer Limited Use

Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Remarketing Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this Section 2(c) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use therein or to that part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Property Trustee.
(d)	The Company has not distributed and will not distribute, prior to the later of the Remarketing Settlement Date and the completion of the Remarketing Agents’ distribution of the Remarketed Securities, any offering material in connection with the remarketing of the Remarketed Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Remarketing Agents.

(e)	(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) relied on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time (as defined below), the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement.

(f)	The statements set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus under the captions “Description of the Remarketed Notes,” “Plan of Distribution (Conflicts of Interest),” and “Relationship of the Normal ITS to the Remarketing”, insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects. The statements set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus under the captions “Certain United States Federal Income Tax Consequences” and “Benefit Plan Investor Considerations” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
(g)	Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of the Remarketed Securities in violation of Regulation M under the Exchange Act.

(h)	Since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, (ii) there has not been any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (iii) there have been no material transactions entered into by the Company, or any of the subsidiaries of the Company other than those in the ordinary course of business.

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus, the General Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to do so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise (“Material Adverse Effect”).

(j)	U.S. Bank National Association, the Company’s principal subsidiary bank, has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus, the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable; and 100% of its capital stock, other than any director’s qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.
(k)	This Remarketing Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.

(l)	Each of the Transaction Documents has been duly authorized by the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.

(m)	Each of the Transaction Documents, this Remarketing Agreement and the New Supplemental Indenture that are described in the Preliminary Prospectus, the General Disclosure Package and the Prospectus will conform in all material respects to the respective statements relating thereto in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(n)	The New Supplemental Indenture has been duly authorized by the Company and, when the New Supplemental Indenture has been duly executed and delivered by the Company on the Remarketing Settlement Date, will constitute a legal, valid and binding obligation enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.

(o)	The issuance of the Securities has been duly authorized and the Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity.
(p)	The issuance of the Remarketed Securities has been duly authorized and will, upon the closing of the Remarketing, be duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity, and will be entitled to the benefits provided by the Indenture; and the Remarketed Securities will be substantially in the form contemplated by the Indenture and will conform in all material respects to the description thereof contained in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(q)	The Company has all the necessary power and authority to execute and deliver this Remarketing Agreement, the Securities and the New Supplemental Indenture and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Documents.

(r)	The authorized capitalization of the Company is as set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus, and the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(s)	The Company and the subsidiaries of the Company own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.

(t)	The Remarketing of the Remarketed Securities pursuant to this Remarketing Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Remarketing Agreement and the New Supplemental Indenture and the compliance by the Company with all of the provisions of the Securities and the Transaction Documents, and the

consummation of the transactions herein and therein contemplated (collectively, the “Transactions”), will not result in any violation of or conflict with (i) the Certificate of Trust of the Trust, the certificate of incorporation or bylaws of the Company or articles of association or bylaws of U.S. Bank National Association (ii) any applicable Delaware law, rule or regulation, any provision of applicable law of the United States or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Trust or (iii) the Transaction Documents or any agreement or other instrument binding upon the Trust, the Company or U.S. Bank National Association that is material to the Trust or to the Company and its subsidiaries, taken as a whole; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the Transactions, except in connection with the registration of the Remarketed Securities with the Commission pursuant to the Securities Act and except such as may be required under applicable state securities or “blue sky” laws.

(u)	There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to have a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or might materially and adversely affect the Transactions or the consummation of the transactions described in the Preliminary Prospectus, the General Disclosure Package and the Prospectus; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been so filed.

(v)	The Trust has been duly created and is validly existing as a statutory trust in good standing under the Trust Agreement and the Delaware Statutory Trust Act and has the trust power and authority to own its properties and conduct its business as described in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(w)	None of the Company, U.S. Bank National Association or the Trust is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Company, U.S. Bank National Association or the Trust.

(x)	The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(y)	Ernst & Young LLP, who certified the financial statements and the Company’s internal controls included or incorporated by reference in the Preliminary Prospectus, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.

(z)	The Company is not, or after giving effect to the issue and sale of the Securities will not be, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended or controlled by an entity required to be registered under the 1940 Act as an “investment company.”

(aa)	Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(bb)	The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)	No labor dispute with the employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company, is imminent.

(dd)	Each of the Company and the subsidiaries of the Company own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of the subsidiaries of the Company has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the conduct of the business, operations, financial condition or income of the Trust or of the Company and its subsidiaries considered as one enterprise.

(ee)	To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)	Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)	Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)	There are no contracts, agreements or understandings among the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or who in connection with the Transactions have the right to request the Company to include such securities with the New Securities registered pursuant to the Registration Statement.

(ii)	The Company has not agreed to pay and the Company does not know of any outstanding material claims in the nature of a finder’s fee, financial advisory fee, origination fee or similar fee to be paid by them with respect to the transactions contemplated hereby except as contemplated by this Remarketing Agreement.

(jj)	There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the Transactions.
3.	Company Covenants. The Company agrees with the Remarketing Agents:
(a)	The Company will promptly notify the Remarketing Agents immediately (i) of the filing and effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Preliminary Prospectus, the General Disclosure Package and Prospectus or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Preliminary Prospectus, the General Disclosure Package and the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus, the General Disclosure Package or the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of initiation of any proceedings for that purpose, or (vi) of the suspension of qualification of the Remarketed Securities for offering or sale in any jurisdiction or the initiation or threat of initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or suspension of qualification and, if any stop order or suspension of qualification is issued, to obtain the lifting thereof at the earliest possible moment.

(b)	If, during the period after the date of the first public offering of the Remarketed Securities when the Prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the counsel for the Remarketing Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations issued by the Commission thereunder, immediate notice shall be given, and confirmed in writing, to the Remarketing Agents, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the

Exchange Act, the Securities Act or otherwise, or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, and the Company will use its best efforts to have any such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Remarketed Securities); and if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Remarketed Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Remarketing Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)	The Company will make generally available to its security holders (as defined in Rule 158) as soon as practicable, but not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158) with respect to each sale of Securities.

(d)	The Company will deliver to the Remarketing Agents, without charge, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Remarketing Agents may reasonably request; and the copies of the Registration Statement and each amendment thereto furnished to the Remarketing Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will furnish to the Remarketing Agents as many copies of the Preliminary Prospectus and Prospectus (as amended or supplemented) as the Remarketing Agents shall reasonably request so long as the Remarketing Agents are required to deliver a Prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of the Remarketed Securities; and the Prospectus and any amendments or supplements thereto furnished to the Remarketing Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)	The Company will endeavor, in cooperation with the Remarketing Agents, to qualify the Remarketed Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Remarketing Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Remarketed Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(f)	The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g)	The Company will: (i) prepare the Preliminary Prospectus, the General Disclosure Package and the Prospectus as amended and supplemented in relation to the applicable Remarketed Securities in a form approved by the Remarketing Agents and to file such Preliminary Prospectus, General Disclosure Package and Prospectus pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b); (ii) prepare a final term sheet, containing solely a description of the Remarketed Securities, in a form approved by the Remarketing Agents and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule; (iii) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d); and (iv) make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Pricing Agreement relating to such Remarketed Securities and prior to any Remarketing Settlement Date for such Remarketed Securities which shall be disapproved by the Remarketing Agents for such Remarketed Securities promptly after reasonable notice thereof.

(h)	The Company represents and agrees that, unless it obtains the prior consent of the Remarketing Agents, and the Remarketing Agents represent and agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Remarketing Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(i)	During the period beginning from the Applicable Time and continuing to and including the Remarketing Settlement Date for such Securities, the Company will not to offer, sell, contract to offer or sell or otherwise dispose of any debt securities of the Company having pricing characteristics similar to the Remarketed Securities without the prior written consent of the Remarketing Agents, which consent shall not be unreasonably withheld.

(j)	The Company will furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.
4.	Fees and Expenses. The Company covenants and agrees with the Remarketing Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Remarketing Agents and to dealers and any costs associated with electronic delivery of any of the foregoing by the Remarketing Agreement to investors; (ii) the cost of printing this Remarketing Agreement, the Transaction Documents and any Blue Sky and legal investment memoranda; (iii) all expenses in connection with the qualification of the Remarketed Securities for offering and sale under state securities laws, including the fees and disbursements of counsel in connection with such qualification and in connection with the preparation of any Blue Sky memorandum or any Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Remarketed Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Remarketing Agents in connection with, securing any required review by the FINRA of the terms of the sale of the Remarketed Securities; (vi) the cost of preparing the Remarketed Securities; (vii) the fees and expenses of the Trustee, the Property Trustee, the Registrar, the Collateral Agent and the Custodial Agent and any their agents and the fees and disbursements of counsel for the Trustee, the Property Trustee, the Registrar, the Collateral Agent and the Custodial Agent in connection with the Transaction Documents and the Remarketed Securities; (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Remarketed Securities made by the Remarketing Agents caused by a breach of the representation contained in Section 2; (ix) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with respect to this remarketing of Remarketed Securities and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in this Section 4 and Sections 6, 10 and 12 hereof, the Remarketing Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Remarketed Securities by them and any advertising expenses connected with the remarketing of the Remarketed Securities that they may make.

5.	Conditions to Remarketing Agents’ Obligations. The obligations of the Remarketing Agents shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at the Applicable Time, the date hereof, the final day of the Remarketing Period and the Remarketing Settlement Date (in each case, to the extent such representations and warranties are applicable as of such date), true and correct, the condition that the Company shall have performed all of its covenants and other obligations included hereunder and in the Transaction Documents to be performed at or before the date hereof, the Applicable Time, the final day of the Remarketing Period and the Remarketing Settlement Date, and the following additional conditions:
(a)	(i) The Company, the Property Trustee, the Trust, the Trustee, the Collateral Agent, the Custodial Agent and the Registrar shall have performed their respective obligations in connection with the Remarketing pursuant to the Transaction Documents and this Remarketing Agreement (including, without limitation, delivering the Securities to be remarketed to the Remarketing Agents), (ii) no Event of Default (as defined in the Indenture) shall have occurred and be continuing, (iii) on the Remarketing Settlement Date, the terms of the Securities shall be modified as specified in the Notice, and (iv) the satisfaction of the other conditions set forth in this Remarketing Agreement and the Transaction Documents.

(b)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Remarketing Agents’ reasonable satisfaction.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Remarketed Securities, the Securities, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the Registration Statement and all other legal matters relating to this Remarketing Agreement, the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agents.

(d)	The Remarketing Agents shall have received an opinion of the General Counsel of the Company, addressed to the Remarketing Agents, dated the Remarketing Settlement Date, to the effect set forth in Annex II.

(e)	The Remarketing Agents shall have received an opinion of Squire, Sanders & Dempsey (US) LLP, counsel to the Company and the Trust, dated the Remarketing Settlement Date, and addressed to the Remarketing Agents, to the effect set forth in Annex III.

(f)	The Remarketing Agents shall have received, dated the Remarketing Settlement date, an opinion and 10b-5 side letter of Shearman & Sterling LLP, counsel to the Remarketing Agents, in the form and substance reasonably satisfactory to the Remarketing Agents.

(g)	Shearman & Sterling LLP, counsel to the Remarketing Agents, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the Remarketing of the Remarketed Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the Remarketing of the Remarketed Securities as herein contemplated shall be satisfactory in form and substance to the Remarketing Agents and Shearman & Sterling LLP.

(h)	The Company will furnish the Remarketing Agents with such conformed copies of such opinions, certificates, letters and documents as the Remarketing Agents reasonably request.

(i)	By 9:30 a.m., New York City time, on each of the final day of the Remarketing Period and on the Remarketing Settlement Date, the Remarketing Agents shall have received a letter dated such date, in form and substance satisfactory to the Remarketing Agents, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Remarketing Agents with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(j)	On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(k)	All authorizations, consents and approvals necessary to consummate the Transactions, including, without limitation, from the Board of Governors of the Federal Reserve System, shall have been obtained.

(l)	The Company shall not have any knowledge that any party shall have failed to perform or comply with any of the agreements contained in this Remarketing Agreement and the Transaction Documents and required to be performed or complied with by such party unless such failure would not reasonably be expected to result in a Material Adverse Effect.

(m)	All of the Transaction Documents shall be in full force and effect and the Remarketing Agents shall have received fully executed copies thereof and the Company shall not be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Transaction Documents, and no condition shall exist that, with the giving of notice or the lapse of time, or both, would constitute such a default, except in each case where the consequences of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect.

(n)	Subsequent to the date as of which information is given in the Preliminary Prospectus, the General Disclosure Package and the Prospectus (as amended or supplemented), there has not been any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(o)	On or after the date hereof, there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Remarketing Agents, be likely to prejudice materially the success of the proposed Remarketing of the Remarketed Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (vi) in the judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the proposed remarketing of the Remarketed Securities on the terms and in the manner contemplated in the Prospectus.

(p)	The Company shall have complied with any request by the Remarketing Agents with respect to the furnishing of copies of any Preliminary Prospectus and the Prospectus, as the case may be.

(q)	The Remarketing Agents shall have received a certificate, dated the Remarketing Settlement date, of the principal financial or accounting officer of the Company to the effect that, to the best of his knowledge after reasonable investigation:
(i)	Except for representations and warranties that speak of a particular date (which representations and warranties shall be true and correct in all material respects as of such date), the representations and warranties of the Company in this Remarketing Agreement are true and correct in all material respects as if made on and as of such date and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date, in all material respects;

(ii)	Subsequent to the date as of which information is given in the Preliminary Prospectus, the General Disclosure Package and the Prospectus (as amended or supplemented), as of the date of such certificate, there has not been any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth in the Preliminary Prospectus, the General Disclosure Package and the Prospectus;

(iii)	No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Preliminary Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Company, have been threatened as of such date; and neither the Remarketing, nor any of the other transactions contemplated hereby or by the Transaction Documents has been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued nor, to his knowledge, has any action, suit or proceeding been commenced with respect to the Remarketing, this Remarketing Agreement or any of the other transactions contemplated by this Remarketing Agreement or the Transaction Documents, before any court or governmental authority; and

(iv)	Since the date hereof, (A) no downgrading has occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of

Rule 436(g)(2) under the Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
6.	Indemnification and Contribution.
(a)	The Company agrees to indemnify and hold harmless the Remarketing Agents and each person, if any, who controls the Remarketing Agents (each an “Indemnified Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, actions, claims, damages or liabilities, and will reimburse any Indemnified Person for all costs and expenses (including reasonable counsel fees) as they are incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim caused by or arising out of, or in connection with, the Remarketing (whether or not there is a Successful Remarketing), including, but not limited to, losses, actions, claims, liabilities, damages, costs or expenses:
(i)	arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including without limitation the Rule 430B Information (or any amendment to the Registration Statement), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the General Disclosure Package or the Prospectus or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information relating to such Indemnified Person furnished to the Company by the Remarketing Agents expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement);

(ii)	whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to such Indemnified Person furnished by the Remarketing Agents as aforesaid) if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

(iii)	whatsoever (including the fees and disbursements of counsel chosen by such Indemnified Person), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information relating to such Indemnified Person furnished by the Remarketing Agents as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.
(b)	The Remarketing Agents shall indemnify and hold harmless the Company, each of its respective directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) in reliance upon and in conformity with written information relating to the Remarketing Agents furnished to the Company by the Remarketing Agents expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement).

(c)	Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)	In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unavailable to the Remarketing Agents in accordance with its terms, the Company and the Remarketing Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company on the one hand and the Remarketing Agents on the other with respect to Remarketed Securities in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents on the other. The relative benefits received by the Company on the one hand and the Remarketing Agents on the other shall be deemed to be in such proportion represented by the percentage that the total remarketing fee received by the Remarketing Agents to the date of such liability bears to the total sale proceeds (before deducting expenses) from the Remarketing of the Remarketed Securities to the date of such liability, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Remarketing Agents failed to give the notice required under (c), then the Company on the one hand and the Remarketing Agents on the other shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agents on the other in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contributions pursuant to this paragraph were determined pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this paragraph, the Remarketing Agents shall not be required to contribute any amount in excess of the remarketing fee exceeds the amount of any damages that the Remarketing Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled under this paragraph to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Remarketing Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Remarketing Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
(e)	The indemnity and contribution agreements contained in Section 6 hereof and the representations and warranties of the Company in this Remarketing Agreement or in any certificate submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Remarketing Agreement or the success of the Remarketing, (ii) any investigation made by the Remarketing Agents or on behalf of the Remarketing Agents or any person controlling the Remarketing Agents or by or on behalf of the Company or each of their respective directors or trustees or each of their officers or any person controlling Company and (iii) acceptance of any payment for any of the Remarketed Securities, if any.

(f)	The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agents within the meaning of the Securities Act. The obligations of the Remarketing Agents under this Section 6 shall be in addition to any liability which the Remarketing Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.
7.	(a) Resignation and Removal of the Remarketing Agents. The Remarketing Agents may resign and be discharged from their duties and obligations hereunder, and the Company may remove the Remarketing Agents, by giving 5 Business Days’ prior written notice to the Property Trustee and, in the case of a removal, to the Remarketing Agents; provided that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor to the Remarketing Agents, and such successor Remarketing Agent shall have entered into a letter substantially in the form of Annex IV hereof with the Company and the Property Trustee in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. The provisions of this Section 7 shall survive the resignation or removal of the Remarketing Agents pursuant to this Remarketing Agreement.

(b) New Remarketing Agents. The Company may appoint any institution or institutions as new Remarketing Agent(s) hereunder (each a “New Remarketing Agent”) in respect of the Remarketing in which event, upon the confirmation by such institution through a letter to the Company and the Property Trustee confirming acceptance of such nomination by the New Remarketing Agent substantially in the form of Annex IV hereof, such New Remarketing Agent shall become a party hereto, unless otherwise provided for herein, with all the authority, rights, powers, duties and obligations as if originally named as Remarketing Agent hereunder. The Company will notify the Remarketing Agent(s) appointed in respect of the remarketing of the Remarketed Securities and the Property

Trustee of a change in the identity of other Remarketing Agents appointed or who have resigned in respect of the remarketing of the Remarketed Securities generally as soon as reasonably practicable.
8.	Dealing in the Remarketed Securities. The Remarketing Agents, when acting hereunder, or when acting in their individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Remarketed Securities. The Remarketing Agents may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agents, in their individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

9.	No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the remarketing of the Remarketed Securities pursuant to this Remarketing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Remarketing Agents, on the other hand, (b) in connection with any remarketing contemplated by this Remarketing Agreement and any Pricing Agreement and the process leading to any such transaction, the Remarketing Agents are and have been acting solely as a principal and are not the agents or fiduciaries of the Company, or its stockholders, creditors, employees or any other party, (c) the Remarketing Agents have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any such remarketing contemplated hereby or the process leading thereto (irrespective of whether the Remarketing Agents have advised or is currently advising the Company on other matters) and the Remarketing Agents have no obligation to the Company with respect to such remarketing contemplated hereby except the obligations expressly set forth in this Remarketing Agreement and any relevant Pricing Agreement, (d) the Remarketing Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Company agrees that it will not claim that the Remarketing Agents have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto and (f) the Remarketing Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

10.	Termination of Remarketing Agreement. This Remarketing Agreement shall terminate (i) at the end of the Remarketing Period in the event that a Successful Remarketing has not occurred or (ii) on the effective date of the resignation or removal of the Remarketing Agents pursuant to Section 7. In addition, the obligations of the Remarketing Agents may be terminated by them by notice given to the Company prior to 10:00 A.M., New York City time on the final day of the Remarketing Period if, prior to that time, any of the conditions precedent to the obligations of the Remarketing Agents described in Section 5 hereof shall have failed to occur. If this Remarketing Agreement shall be terminated (A) because of the removal of the Remarketing Agents pursuant to Section 7 or (B) by the Remarketing Agents, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Remarketing Agreement, or if for any reason the Company shall be unable to perform its obligations under this Remarketing Agreement, the Company will reimburse the Remarketing Agents for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Remarketing Agents in connection with the Remarketed Securities.
11.	Offering Restrictions. The Remarketing Agents agree that, to the best of their knowledge and belief, they have not taken any action in any jurisdiction, outside the United States, that would permit a public offering of any of the Remarketed Securities.

12.	Survival. Notwithstanding any such termination set forth in Section 10 hereof, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full. In addition, the former Remarketing Agents shall be entitled to the rights and benefits under Section 6 of this Remarketing Agreement notwithstanding the replacement or resignation of the Remarketing Agents. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Remarketing Agents, as set forth in this Remarketing Agreement or made by or on behalf of it, pursuant to this Remarketing Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agents or any controlling person of the Remarketing Agents, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

13.	Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Remarketing Agents shall be directed to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Debt Capital Markets Syndicate Desk, facsimile: (212) 469-7875, with a copy to General Counsel, facsimile: (212) 797-4561, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Michael J. Schiavone, Esq.; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Squire, Sanders & Dempsey (US) LLP, 221 E. 4th Street, Suite 2900, Cincinnati, Ohio 45202, Attention: James J. Barresi, Esq.; if to the Property Trustee shall be delivered or sent by mail or facsimile transmission to Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration, facsimile: (302) 636-4145.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.	Successors and Assigns. This Remarketing Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agents and the Company, and, to the extent provided in Sections 6 and 13 hereof, the officers and directors of the Company and each person who controls the Company or the Remarketing Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Remarketing Agreement. No purchaser of any of the Securities pursuant to this Remarketing Agreement shall be deemed a successor or assign by reason merely of such purchase.

15.	GOVERNING LAW. THIS REMARKETING AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

16.	Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by the Remarketing Agents or by any person, if any, who controls the Remarketing Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Remarketing Agreement or the transactions contemplated hereby may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

17.	Limitation of Property Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement (including any supplement or amendment thereto) is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Property Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement of the Trust, (b) each of the representations, undertakings and agreements herein made (or in any supplements or amendments to this Agreement) on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement (or any supplement or amendment thereto).

18.	Direction to Property Trustee. The Company, in its capacity as the Depositor of the Trust, confirms and agrees that (i) the Property Trustee is authorized and directed to execute and deliver this Agreement on behalf of the Trust, (ii) such execution and delivery will be covered by the indemnification provisions of the Trust Agreement and (iii) the provisions of this Agreement conform in all material respects to the provisions of the Remarketing Agreement authorized by (and described in) the Trust Agreement.

19.	Amendments. This Remarketing Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and Property Trustee agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Remarketed Securities that would in any way adversely affect the rights, duties and obligations of the Remarketing Agents, without the prior written consent of the Remarketing Agents.

20.	Counterparts. This Remarketing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

Very truly yours, U.S. BANCORP
By:	/s/ John C. Stern
	Name:	John C. Stern
	Title:	Senior Vice President

USB CAPITAL IX By: WILMINGTON TRUST COMPANY, not individually but solely as Property Trustee

By:	/s/ Michael H. Wass
	Name:	Michael H. Wass
	Title:	Senior Financial Services Officer

Accepted as of the date hereof: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Eric Steifman
	Name:	Eric Steifman
	Title:	Managing Director

By:	/s/ Jason Braunstein
	Name:	Jason Braunstein
	Title:	Managing Director

SCHEDULE A
Remarketing Agents
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
U.S. Bancorp Investments, Inc.

A-1

ANNEX I
Issuer General Use Free Writing Prospectuses

I-1

ANNEX II
Opinion of the General Counsel of the Company
     a. The Company is duly qualified to do business as a foreign corporation and is in good standing in each U.S. jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
     b. U.S. Bank National Association is lawfully able to transact business in each jurisdiction in which it owns or leases substantial properties or conducts business, except for the jurisdictions in which the failure to be lawfully able to conduct business would not have a material adverse effect on U.S. Bank National Association and its subsidiaries, taken as a whole .
     c. There are no pending or, to the best of such counsel’s knowledge, overtly threatened lawsuits or claims against the Company or its subsidiaries which are required to be disclosed in the General Disclosure Package and the Prospectus that are not disclosed as required.
     d. To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Trust or to which the Trust or any of its property is subject, that are required to be described in the General Disclosure Package and the Prospectus that are not described as required and there are no agreements, contracts, indentures, leases or other instruments of the Trust that are required to be described in the General Disclosure Package and the Prospectus that are not described as required.
     e. To the best of such counsel’s knowledge, no restraining order, injunction or denial of an application for approval has been issued, and no legal or governmental proceedings are pending or threatened, by or before the Commission or any other government agency (including any court) with respect to the Transactions.
     f. The Transactions will not conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole.

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ANNEX III
Opinion of Squire, Sanders & Dempsey (US) LLP, counsel to the Company
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
     2. U.S. Bank National Association has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.
     3. The Remarketing Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing, and except that the rights of indemnification and contribution thereunder may be limited by applicable Federal and state securities laws.
     4. The issuance of the Securities has been duly authorized and the Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and the Securities will be substantially in the form contemplated by the Indenture and will conform in all material respects to the description thereof contained in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.
     5. The issuance of the Remarketed Securities has been duly authorized and the Remarketed Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing, and will be entitled to the benefits provided by the Indenture; and the Remarketed Securities will be substantially in the form contemplated by the Indenture and will conform in all material respects to the description thereof contained in the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

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     6. Each of Transaction Documents has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
     7. The New Supplemental Indenture has been duly and validly authorized by the Company and, when the New Supplemental Indenture has been duly executed and delivered by the Company on the Remarketing Settlement Date, will constitute a legal, valid and binding obligation enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.
     8. Each of the Preliminary Prospectus and the Prospectus, as of its respective date, appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.
     9. The Registration Statement has been declared effective under the Securities Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8) under the Securities Act); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by Rule 433(d) under the Securities Act; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     10. The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Remarketing Agents pursuant to Rule 430B(f)(2) under the Securities Act), other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, and any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), as to which such counsel need express no opinion complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.
     11. The Exchange Act reports incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and

III-2

statistical data set forth or referred to therein or any document incorporated by reference therein or omitted therefrom, or any exhibits thereto, as to which such counsel need not express any belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     12. The Transactions have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.
     13. The Company has all the necessary power and authority to execute, deliver and perform the Remarketing Agreement, the Securities, the New Supplemental Indenture and the Transaction Documents, and to consummate the transactions therein contemplated.
     14. The Transactions will not result in a violation of any federal or state law nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the articles of association or bylaws of U.S. Bank National Association.
     15. The Transactions will not violate, to the best knowledge of such counsel, any agreement or instrument binding upon the Company or the Trust or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Trust, except such contravention as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or the Trust.
     16. No consent, approval, license, authorization, or order of, or filing or registration with, any federal court or federal government authority or agency is required for the performance by the Trust of the Remarketing Agreement, the Transaction Documents or the New Supplemental Indenture, or the consummation by the Company or the Trust of the transactions herein and therein contemplated, except such as may be required under state securities or Blue Sky laws and except such as have been made or obtained or will be made or obtained from the Board of Governors of the Federal Reserve System.
     17. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of the Remarketed Notes” and “Relationship of the Normal ITS to the Remarketing” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.
     18. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Certain United States Federal Income Tax Consequences” and “Benefit Plan Investor Considerations” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.
     19. To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or

III-3

referred to in the General Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement other than those described or referred to therein or incorporated by reference and the description thereof or references thereto are correct.
     20. Neither the Company nor the Trust is, and as a result of the Transactions, including, but not limited to, the Remarketing of the Remarketed Securities as contemplated in the General Disclosure Package and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Such counsel shall also have furnished to the Remarketing Agents a written statement, addressed to the Remarketing Agents and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agents, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package, the Prospectus and the documents incorporated by reference therein and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of Ernst & Young LLP and (y) based upon such counsel’s examination of the Registration Statement, the General Disclosure Package, the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the General Disclosure Package, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (i) the Registration Statement (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or any document incorporated by reference therein or omitted therefrom, or any exhibits thereto, as to which such counsel need not express any belief), as of its effective date and each deemed effective date with respect to the Remarketing Agents pursuant to Rule 430B(f) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or any document incorporated by reference therein or omitted therefrom, or any exhibits thereto, as to which such counsel need not express any belief) as of its date and as of the Remarketing Settlement Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel’s attention that would lead such counsel to believe that the documents included in the General Disclosure Package (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other financial and statistical data set forth or referred to therein or any document incorporated by reference therein or omitted therefrom, or any exhibits thereto, as to which such counsel need not express any belief), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

III-4

ANNEX IV
FORM OF ACCESSION LETTER
U.S. BANCORP
Date
[New Remarketing Agent]
[Address]
Dear Sirs,
Remarketing of the Remarketable Junior Subordinated Notes due 2042 of U.S. Bancorp (CUSIP: [ • ]) (the “Remarketed Securities”)
     The undersigned refers to the Remarketing Agreement, dated as January 27, 2011, (the “Remarketing Agreement”) among ourselves as the Company, Wilmington Trust Company, as Property Trustee (the “Property Trustee”), and Deutsche Bank Securities Inc. as Representative for the Remarketing Agents listed on Schedule A to the Remarketing Agreement, as Remarketing Agents, and have the pleasure of inviting you to become a Remarketing Agent subject to and in accordance with the terms of the Remarketing Agreement, a copy of which has been supplied to you by us. In addition, we enclose letters entitling you to rely on the original letters referred to in Section 5 of the Remarketing Agreement, as such letters may have been amended or supplemented, together with copies of such original, amended or supplemented letters. Please return to the Company a copy of this letter signed by an authorized signatory whereupon you will become the Remarketing Agent for the purposes of the Remarketing Agreement with all the authority, rights, powers, duties and obligations of a Remarketing Agent under the Remarketing Agreement.
     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York. The provisions of Sections 14 and 15 of the Remarketing Agreement shall apply to this letter as if set out herein in full.
Yours faithfully,

U.S. BANCORP
By:
Name:
Title:

IV-1

Acknowledged as of the date hereof:
USB CAPITAL IX
By: WILMINGTON TRUST COMPANY, not individually but solely as Property Trustee

By:
Name:
Title:

IV-2

CONFIRMATION
     We hereby accept the appointment as a Remarketing Agent and accept all of the duties and obligations under, and the terms and conditions of the Remarketing Agreement upon the terms of this letter.
     We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.
     For the purposes of the Remarketing Agreement our communications details are as set out below.

[REMARKETING AGENT]
By:
Name:
Title:

Date: [ ]

Address: [ ]

Telex: [ ]

Facsimile: [ ]

Attention: [ ]
Copies to:
     The Property Trustee.

IV-3